THE CONTINENTAL CORPORATION

                              BY-LAWS

                       Adopted May 15, 1968


               As Amended through December 17, 1992

                             ARTICLE I

                           Shareholders

     Section 1.  Annual Meeting.

     The annual meeting of shareholders of the Corporation shall be held at 10:30 A.M. Eastern Standard Time on the Thursday next following the fourteenth day of May in each year if that Thursday is not a legal holiday (and, if that Thursday is a legal holiday, then on the next succeeding Thursday not a legal holiday) for the election of Directors and the transaction of other business, or such other date and hour, as may be fixed from time to time by the Board of Directors and set forth in the notice or waiver of notice of such meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such notice of meeting was mailed. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address as they appear on the Corporation's books of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1. The chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and such business not properly before the meeting shall not be transacted.

     Section 2.  Special Meetings.

     Special meetings of the shareholders may be called at any time by the Chairman of the Board or by written instrument signed by a majority of the Board of Directors (hereinafter referred to as the "Board"). At a special meeting of the shareholders no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

     Section 3.  Place of Meeting.

     Unless the Board provides otherwise, every annual meeting of the shareholders and every other meeting of the shareholders shall be held at the principal office of the Corporation in the City and State of New York; but the Board from time to time may provide for the holding of any annual or special meeting of the shareholders at such other place within or without the State of New York as the Board by resolution from time to time shall determine; provided, however, that any meeting of shareholders may be held at such place within or without the State of New York as may be fixed by agreement in writing among all the shareholders of the Corporation.

     Section 4.  Notice.

     (a) Notice of each meeting of shareholders shall state the place, date and hour of the meeting and unless it is an annual meeting shall indicate that it is being issued by or at the direction of the person or persons calling the meeting and state the purpose or purposes for which the meeting is called. If at any meeting action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of
Section 623 of the Business Corporation Law of the State of New York to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. Not less than ten (10) nor more than fifty (50) days before the date of the meeting, the Secretary or an Assistant Secretary shall give or cause to be given a copy of the notice, either personally or by mail, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United
States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address.

     (b) When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice hereunder.


     Section 5.  Quorum.

     (a) At any meeting of shareholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at such meeting shall constitute a quorum for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

     (b) If a quorum shall not be present in person or by proxy at any meeting of shareholders, the shareholders present may adjourn the meeting despite the absence of a quorum.

     Section 6.  Organization.

     (a) The Chairman of the Board, or in his absence, the senior Vice Chairman of the Board present, or in the absence of both Vice Chairmen of the Board, the President, or in his absence, the senior Executive Vice President present, shall call every meeting of the shareholders to order, and shall act as chairman of the meeting. In the absence of the Chairman of the Board, both Vice Chairmen of the Board, the President and all Executive Vice Presidents, the holders of a majority of shares entitled to vote at such meeting shall elect a chairman.

     (b) The Secretary of the Corporation shall act as secretary of all meetings of the shareholders and keep the minutes; but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 7.  Voting.

     (a) Unless otherwise provided in the Certificate of Incorporation every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders of the Corporation. A list of shareholders, as of the record date, certified by the corporate officer responsible for its preparation or by a Transfer Agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.

     (b) The Board may prescribe a date not more than fifty (50) nor less than ten (10) days prior to the date of a meeting of shareholders as the record date for the purpose of determining the shareholders entitled to notice of or to vote at such meeting or any adjournment thereof. If no record date is fixed the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held.
When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

     (c) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

     (d) The vote upon any matter as to which a vote by ballot is required by law, and, upon the demand of any shareholder, the vote upon any other matter before the meeting, shall be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation, all elections of directors shall be decided by a plurality of the votes cast and all other corporate action shall be decided by a majority of the votes cast at a meeting of shareholders by the holder of shares entitled to vote thereon.

     (e) Treasury shares and shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporations is held by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

     Section 8.  Inspectors.

     (a) The Board in advance of every meeting of shareholders may appoint one or more Inspectors to act at such meeting or any adjournment thereof. If Inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat, shall appoint one or more Inspectors. If any person appointed fails to appear or act, the vacancy may be filled in advance of the meeting by appointment made by the Board or at the meeting by the person presiding thereat.

     (b) Each Inspector appointed to act at any meeting of the shareholders before entering upon the discharge of his duties shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability. The Inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

                            ARTICLE II

                        Board of Directors

     Section 1.     Number, Term of Office, Age Limitations, Nomination.

     (a) The business of the Corporation shall be managed by the Board of Directors, which shall consist of not less than twelve (12) nor more than sixteen (16) persons, who need not be shareholders of the Corporation, but each of whom shall be at least twenty-one years of age; the number of directors shall be fixed from time to time by resolution adopted by vote of a majority of the entire number of directors, provided that no decrease in number shall shorten the term of any incumbent director. Except as hereinafter otherwise provided for filling vacancies, the directors shall be elected at the annual meeting of shareholders to hold office until the next annual meeting, and shall hold office until the expiration of the term for which they were elected, and until their successors have been elected and qualified. No person shall be nominated for initial election as a director in a calendar year when he attains the age of 65 or more. No director shall be nominated for reelection in a calendar year following the year he attains the age of 70. No officer of the Corporation shall be nominated for reelection as a director after his retirement, resignation or removal as an officer, except that not more than one retired officer may in the discretion of the Board be nominated for reelection at the next two annual meetings of shareholders following the date of his retirement.

     (b) Only persons who are nominated in accordance with the procedures set forth in this Section 1(b) shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 1(b). Any such nomination by a shareholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which notice of the meeting was mailed. Such shareholder's notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of stock of the Corporation which is beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in connection with the solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the number of shares of stock of the Corporation as to which such shareholder has (or shares with another person) voting power.
At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws and in that event the defective nomination shall be disregarded.

     Section 2.  Removal, Vacancies and Additional Directors.

     (a) Any director may be removed, with cause, and the vacancy filled by a vote of the shareholders at any special meeting the notice of which shall state that it is called for that purpose. Any vacancy caused by such removal and not filled by the shareholders at the meeting at which such removal shall have been made, or any vacancy occurring in the Board for any other reason, and newly created directorships resulting from any increase in the number of directors, may be filled by vote of a majority of the directors then in office although less than a quorum; provided, however, that the term of office of any director so elected shall expire at the next succeeding annual meeting of shareholders, and at such annual meeting the shareholders shall elect a successor to the director filling such vacancy or newly created directorship; and provided further that no person shall be elected as a successor to fill any vacancy in the Board unless his name shall have been proposed in writing and submitted to the Board at a prior meeting thereof or by mailing to each member of the Board a notice of such proposal at least one week prior to the meeting at which such vacancy shall be filled.

     (b) If the entire Board shall die or resign, any shareholder shall have power to call a special meeting of shareholders on notice given in the same manner as prescribed therein for the notice of an annual meeting and directors for the unexpired term may be elected at such special meeting in the same manner as prescribed herein for an annual meeting.

     Section 3.  Place of Meeting.

     Except as provided in these By-Laws, the Board and each committee of the Board may hold its meetings, regular or special, in such place or places within or without the State of New York as the Board from time to time shall determine.

     Section 4.  Regular Meetings.

     Unless the Board provides otherwise, the Board shall hold a regular meeting at 10:00 A.M. on the Thursday next following the fourteenth day of each February, March, May, July, August, September, November and
December (or, if that Thursday is a legal holiday, then on the next succeeding Thursday not a legal holiday). The first meeting of the Board held after each annual meeting of shareholders of the Corporation shall be the annual meeting of the Board. Each regular meeting shall be held at the principal office of the Corporation in the City and State of New York or at such other place within or without the State of New York as the Board by resolution from time to time shall determine. No notice shall be required for the regular meetings of the Board; but notice of any change in the time, date or place of a regular meeting shall be mailed to every director at least five (5) days before such meeting.

     Section 5.  Special Meetings.

     (a) Special meetings of the Board shall be held whenever called by direction of the Chairman of the Board, a Vice Chairman of the Board or the President, or by direction of a majority of the directors for the time being in office.

     (b) The Secretary shall give or cause to be given notice of the time and place of holding each special meeting by mailing the same to each director at his residence or regular place of business at least two (2) days before the meeting or by causing the same to be transmitted personally, or by telephone, telex, telegraph, cable or radio to such residence or business address, at least three hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any regular or special meeting. Any business may be transacted by the Board at a meeting at which every director is present, though held without notice.

     Section 6.  Quorum.

     Subject to the provisions of Section 2 of this Article II, and except as otherwise expressly required by law the presence in person of a majority of the entire number of directors shall constitute a quorum for the transaction of business; provided, however, that if there are ten (10) or more directors, then the presence in person of one-third of the entire number of directors, but in any event not less than five (5) directors, shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting of the Board at which a quorum is present shall be the act of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn the meeting from time to time without notice other than by announcement at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

     Section 7.  Organization.

     (a) The Chairman of the Board or in his absence the senior Vice Chairman of the Board present, or in the absence of both Vice Chairmen of the Board, the President shall call every meeting of the Board to order and shall act as Chairman of the meeting. In the absence of the Chairman of the Board, both Vice Chairmen of the Board and the President, a Chairman shall be elected from the directors present.

     (b) The Secretary of the Corporation shall act as secretary of all meetings of the directors and keep the minutes; but in the absence of the secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     (c) At all meetings of the Board business shall be transacted in such order as from time to time the Board may determine.

     Section 8.  Committees.

     If there are ten (10) or more directors, the Board by resolution adopted by a majority of the entire Board shall designate from among its members an Executive Committee to serve at the pleasure of the Board, consisting of the Chairman of the Board and five (5) other directors who shall be appointed at the annual meeting of the Board to hold office until its next annual meeting and until their successors shall have been appointed. The presence in person of three (3) members of the Executive Committee shall constitute a quorum for the transaction of business.
Subject to the provisions of Section 712 of the Business Corporation Law of the State of New York, the Executive Committee shall have all the powers of the Board when the Board is not in session. Meetings of the Executive Committee shall be held whenever called by direction of the Chairman of the Board, a Vice Chairman of the Board or the President, or by direction of a majority of the members of the Executive Committee for the time being in office. The Secretary shall give or cause to be given notice of the time and place of holding each meeting by mailing the same to each member of the Executive Committee at his residence or regular place of business at least two (2) days before the meeting or by causing the same to be transmitted personally, or by telephone, telex, telegraph, cable or radio to such residence or business address, at least three (3) hours before the meeting. Unless otherwise indicated in the notice thereof, and subject to the provisions of Section 712 of the Business Corporation
Law of the State of New York, any and all business may be transacted at any meeting. Any business may be transacted by the Executive Committee at a meeting at which every member of such Committee is present, though held without notice.

     (b) The Board by resolution adopted by a majority of the entire Board may designate from among its members other committees, each consisting of three or more directors, and, subject to the provisions of
Section 712 of the Business Corporation Law of the State of New York, define the powers and duties of such other committees as the Board from time to time may deem advisable.

     Section 9.  Dividends.

     Subject to the provisions of the Certificate of Incorporation, and except when currently the Corporation is insolvent or would thereby be made insolvent, the Board shall have the power in its discretion from time to time to declare and pay dividends upon the outstanding shares of the Corporation out of surplus only, so that the net assets of the Corporation remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital.

     Section 10.    Determination of Shareholders of Record for Certain
                    Purposes.

     For the purposes of determining the shareholders entitled to express consent to or dissent from any proposal without a meeting or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, a date as the record date for any such determination of shareholders may be fixed by the Board, in advance of such date, and the date so fixed shall not be more than fifty days prior to such action. If no record date is fixed the record date shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted. For the purpose of determining that all shareholders entitled to vote thereon have consented to any action without a meeting, if no record date is fixed by the Board and no resolution has been adopted by the Board relating thereto, such shareholders shall be determined as of the date or time as of which such consent shall be expressed to be effective.

     Section 11.  Compensation of Directors.

     The directors shall be entitled to receive such compensation for their services as directors or as members of any committee of the Board as the Board from time to time shall determine.

     Section 12.    Action Without a Meeting; Meetings by Conference
                    Telephone

     (a) Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting, without prior notice and without a vote, if all the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action, and such writing and resolution are filed with the minutes of the proceedings of the Board or the committee.

     (b) All or any one or more directors may participate in a meeting of the Board or of any committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                            ARTICLE III

                             OFFICERS

     Section 1.  Titles and Appointment.

     (a) The Officers of the Corporation shall be a Chairman of the Board, two Vice Chairmen of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller. The Board shall appoint officers at the annual meeting of the Board to continue in office until the next annual meeting of the Board and until their respective successors shall have been appointed and shall have qualified. The Chairman of the Board, the Vice Chairmen of the Board and the President shall be appointed from among the members of the Board.
The other officers may, but need not, be directors. The same person may hold any two or more offices.

     (b) The Board may require any officer to give security for the faithful performance of his duties and may remove him at pleasure. The appointment of an officer shall not of itself create any contract rights and his removal without cause shall be without prejudice to his contract rights, if any.

     (c) In addition to the powers and duties of the officers of the Corporation set forth in these By-Laws the officers, agents and employees of the Corporation shall have such powers and perform such duties in the management of the Corporation, subject to the control of the Board, as the Board from time to time may prescribe.

     Section 2.  Chairman of the Board.

     Subject to the control of the Board, the Chairman of the Board shall be the chief executive officer of the Corporation in general charge and control of its business and affairs. He shall preside at all meetings of shareholders and at all meetings of the Board, shall be a member of the Executive Committee, and shall perform such other duties as are incidental to his office or properly required of him by the Board. He may sign and execute contracts in the name and on behalf of the Corporation when the Board shall have so authorized and directed him to do either generally or in special instances.

     Section 3.  Vice Chairman of the Board.

     A Vice Chairman of the Board may sign and execute contracts in the name and on behalf of the Corporation when the Board shall have so authorized and directed him to do, either generally or in special instances, and shall perform such other duties as are incidental to his office or are properly required of him by the Board or by the Chairman of the Board. In the absence of the Chairman of the Board, the senior Vice Chairman of the Board present shall preside at all meetings of the shareholders and at all meetings of the Board, shall be ex officio a member of the Executive Committee and all other committees of the Board, and shall perform all other duties and may exercise all other powers of the Chairman of the Board. If the office of Chairman of the Board is vacant, the senior Vice Chairman of the Board shall assume the powers and duties of the Chairman of the Board, except such powers and duties as the Board by resolution shall direct to be assumed by another officer or director.

     Section 4.  President.

     The President may sign and execute contracts in the name and on behalf of the Corporation when the Board shall have so authorized and directed him to do, either generally or in special instances; and shall perform such other duties as are incidental to his office or properly required of him by the Board or by the Chairman of the Board. In the absence of both Vice Chairmen of the Board, the President shall perform all of the duties and may exercise all of the powers of the Vice Chairman of the Board; and in the absence of both the Chairman of the Board and the Vice Chairman of the Board the President shall perform all of the duties and may exercise all of the powers of the Chairman of the Board. If offices of both Chairman of the Board and Vice Chairman of the Board are vacant, the President shall assume the powers and duties of the Chairman of the Board, except such powers and duties as the Board by resolution shall direct to be assumed by another officer or director.

     Section 5.  Executive Vice Presidents and Vice Presidents.

     Each Executive Vice President and Vice President shall perform such duties as are incidental to his office or are properly required of him by the Board or by the Chairman of the Board. In the absence of the President and Executive Vice President (or, if there are two or more Executive Vice Presidents, the Executive Vice President in office elected first at the last previous annual meeting of the Board) shall perform all of the duties and may exercise all of the powers of the President.

     Section 6.  Secretary.

     Subject to the control of the Board, the Secretary shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board shall authorize and direct. He shall give or cause to be given notice of all meetings of the Board, of the Executive Committee and of the shareholders as provided in these By-Laws and shall act as secretary of the meetings and keep the minutes thereof.
He shall prepare or cause to be prepared and keep or cause to be kept at the office of the Corporation in the State of New York, or at the office of a Transfer Agent or Registrar of the Corporation in the State of New York, a record of shareholders, containing the names and addresses of all persons who are shareholders of the Corporation, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time. The Secretary shall have custody of such other records of the Corporation and shall perform such other duties as are incidental to his office or properly required of him by the Board or the Chairman of the Board.

     Section 7.  Treasurer.

     Subject to the control of the Board, the Treasurer shall receive, have custody of, and, when so authorized, pay out and disburse all moneys and securities of the Corporation that may come into his hands; and shall have custody of all muniments of title and other papers and documents relating to the property of the Corporation. He may endorse in the name and on behalf of the Corporation for collection checks, notes and other instruments and shall deposit the same to the credit of the Corporation in such bank or banks as the Board may designate; and he may sign all receipts and vouchers for payments made to the Corporation. He shall prepare or cause to be prepared and shall keep at the office of the Corporation correct books of account of all its business and transactions, which may be in written form or in any other form capable of being converted into written form within a reasonable time; and shall render statements thereof, in such form and at such times as the Board shall prescribe. He shall perform such other duties as are incidental to his office or are properly required of him by the Board or the Chairman of the Board.

     Section 8.  Controller.

     Subject to the control of the Board, the Controller shall be the principal officer in charge of the books of account of the Corporation, and he shall perform such other duties as are incidental to his office or are properly required of him by the Board or the Chairman of the Board.

     Section 9.  Additional Officers.

     (a) The Board from time to time may appoint such other officers
(who may but need not be directors), including but not limited to Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, as the Board may deem advisable and the officers so appointed shall have such powers and perform such duties as the Board or the Chairman of the Board from time to time may prescribe.

     (b) The Board may from time to time by resolution delegate to any Assistant Treasurer or Treasurers any of the powers or duties herein assigned to the Treasurer; may similarly delegate to any Assistant Secretary or Secretaries any of the powers or duties herein assigned to the Secretary or to any Assistant Controller or Controllers any of the powers or duties herein assigned to the Controller.

     Section 10.  Voting Upon Shares.

     Unless otherwise ordered by the Board, the Chairman of the Board shall have full power and authority in the name and on behalf of the Corporation in person or by proxy to attend and to act and vote at any meeting of shareholders of any corporation shares of which the Corporation may hold and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such shares. The Board, by resolution, from time to time may confer like powers upon any other person or persons.

     Section 11.  Compensation of Officers.

     The Chairman of the Board and the other officers of the Corporation shall be entitled to receive such compensation for their services as the Board of Directors from time to time may determine.

     Section 12.    Indemnification of Directors and Officers.

     (a) The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or is or was serving such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against, judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with any such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or proceeding or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     (b) The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or that he, his testator or intestate is or was a director or officer of the Corporation and is or was serving at the request of the Corporation any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with such action, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or
(ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     (c) The termination of any civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such person has not met the standard of conduct set forth herein.

     (d) For the purpose of this Section 12:(i) a person shall be deemed to be serving a corporation at the request of the Corporation if such corporation is a Subsidiary; (ii) a person shall be deemed to be serving an employee benefit plan at the request of the Corporation if such plan's members are employees of the Corporation or one or more of its Subsidiaries or both and if the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; (iii) a person shall be deemed to be serving any other corporation or employee benefit plan or any partnership, joint venture, trust or other enterprise at the request of the Corporation only if specifically approved by the Corporation pursuant to procedures adopted by the Corporation for such purpose; (iv) excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines;
(v) "Subsidiary" shall mean any corporation incorporated in the United States, a majority of the outstanding voting shares of which shall be owned by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries; and (vi) references herein to one gender shall be deemed to include the other.

     (e) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in paragraph (a) or (b) of this Section 12 shall be entitled to indemnification as authorized therein. Any indemnification in any other case, unless ordered by a court, shall be made by the Corporation only if authorized in the specific case:

          (i) by the Board of Directors acting by a quorum consisting of directors who are not parties to the action or proceeding giving rise to the indemnity claim upon a finding that the director or officer has met the standard of conduct set forth in paragraphs (a) and (b) of this Section 12; or

          (ii) if a quorum under the foregoing clause (i) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

               (A) by the Board of Directors upon the opinion in writing of independent legal counsel (i.e., a reputable lawyer or law firm not under regular retainer from the Corporation or any subsidiary corporation) that indemnification is proper in the circumstances because the standard of conduct set forth in paragraph (a) and (b) of this Section 12 has been met by such director or officer, or

               (B) by the shareholders of the Corporation upon a finding that the director or officer has met such standard of conduct.

     (f) Expenses incurred by a director or officer in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount in case he is ultimately found, in accordance with this Section, not to be entitled to indemnification or, where indemnity is granted, to the extent the expenses so paid exceed the indemnification to which he is entitled.

     (g) Any Indemnification of a director or officer of the Corporation under this Section or advancement of expense shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer. The right to indemnification or advancement of expenses granted by this Section shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses under paragraph (f) of this Section where the required undertaking has been received by the Corporation) that the claimant has not met the standard of conduct set forth in paragraphs (a) and (b) of this Section 12, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) to have made a determination that indemnification of the claimant is proper in the circumstances, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) that indemnification of the claimant is not proper in the circumstances, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification.

     (h) The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while these provisions as well as the relevant provisions of the New York Business Corporation Law are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director or officer. If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with any actual or threatened action or proceeding, whether civil or criminal, including any actual or threatened action by or in the right of the Corporation, or any appeal therein, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by applicable law. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation is hereby authorized to provide further indemnification if it deems it advisable, by resolution of shareholders or directors, by amendment of these By-Laws or by agreement.

     Section 13.  Agents and Employees.

     The Chairman of the Board shall have power from time to time to appoint such agents and employees as in his judgment shall be necessary or desirable for the proper conduct of the business of the Corporation, and such agents and employees shall possess such powers, perform such duties and receive such compensation as the Chairman of the Board from time to time may direct. All such agents and employees shall hold their respective positions and continue their respective employments during the pleasure of the Chairman of the Board, unless otherwise expressly provided by contract in writing.

                            ARTICLE IV

                              Shares

     Section 1.  Certificates for Shares.

     (a) Certificates representing shares of the Corporation shall be in such form, not inconsistent with law and with the Certificate of Incorporation, as the Board shall approve. All certificates shall be signed by the Chairman of the Board, a Vice Chairman of the Board, the President, or an Executive Vice President or Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation or a facsimile thereof, and shall not be valid unless so signed and sealed. No person shall sign a certificate for shares of the Corporation in two capacities. The signature of the officers upon a certificate may be facsimiles if the certificate is counter-signed by a transfer agent or registered by a registrar other than the Corporation itself or its employees.

     (b) If any officer who has signed or whose facsimile signature has been placed upon a certificate representing shares of the Corporation shall have ceased to be such officer of the Corporation before the certificate is issued by the Corporation, the certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     (c) All certificates representing shares of the Corporation shall be consecutively numbered as the same are issued. The name of the persons owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the Corporation's books.

     (d) Except as hereinafter provided, all certificates representing shares of the Corporation surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

     Section 2.  Lost, Stolen or Destroyed Certificates.

     Whenever a person owning a certificate representing shares of the Corporation or his legal representative, alleges that it has been lost, stolen or destroyed, he shall file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place and circumstances of the loss, theft, or destruction, together with a bond of indemnity sufficient in the opinion of the Board to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate and with one or more sufficient sureties approved by the Board. Thereupon the Board may cause to be issued to such person or his legal representative a new certificate or a duplicate of the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new or duplicate certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new or duplicate certificate is issued.

     Section 3.  Transfer of Shares.

     Shares of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his attorney thereunto duly authorized in writing, upon surrender and cancellation of certificates representing the number of shares to be transferred, except as provided in the preceding section.

     Section 4.  Regulations.

     The Board shall have power and authority to make such other rules and regulations not inconsistent with the Certificate of Incorporation or with these By-Laws as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

                             ARTICLE V

                     Miscellaneous Provisions

     Section 1.  Corporate Seal.

     The Board shall provide a suitable seal, containing the name of the Corporation, and the Secretary shall have custody thereof. If and when so ordered by the Board, the Treasurer, or any other officer of the Corporation designated by the Board, may keep and use a duplicate corporate seal. The seal may be attested by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer.

     Section 2.  Fiscal Year.

     The fiscal year of the Corporation shall begin on the first day of January in each year and terminate on the thirty-first day of December next following.

     Section 3.  Checks, Notes, etc.

     (a) All checks, drafts, bills of exchange, acceptances, notes, or other obligations or orders for the payment of money shall be signed and countersigned by such officers of the Corporation and/or other persons as the Board by resolution from time to time shall designate.

     (b) Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer, or otherwise as the Board by resolution from time to time may determine.

     Section 4.  Investments.

     The Chairman of the Board, a Vice Chairman of the Board or the President, or an Executive Vice President or a Vice President authorized by the Board for this purpose, shall each have the power, together with the Treasurer, Secretary or an Assistant Secretary in the name of and as the act of this Corporation, to buy, sell, lend, deposit as security, and otherwise deal in all kinds of securities, including but not by way of limitation shares of stock, bonds, debentures and mortgages, and to transfer and assign such securities standing in the name of this Corporation and to make, execute and deliver under its corporate seal any instruments in writing appropriate to effect such transfers and assignments.

     Section 5.  Loans.

     No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board, or as otherwise provided by these By-Laws. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidence of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, and any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

     Section 6.  Waivers of Notice.

     Whenever under the provisions of these By-Laws the shareholders are authorized to take any action after notice to them or the Board or a Committee is authorized to take any action after notice to its members, such action may be taken without notice to any shareholder, director or Committee member if at any time before or after such action be completed such shareholder, director or Committee member submits a signed waiver of notice. The attendance in person or by proxy of any shareholder at any meeting of shareholders, or the attendance in person of a director at any meeting of the Board or a Committee member at any meeting of the Committee, without protesting prior to the meeting or at its commencement the lack of notice to him shall constitute a waiver of notice by him.

                            ARTICLE VI

                            Amendments

     These By-Laws may be amended by the Board at any regular meeting or at any special meeting, provided that these By-Laws or any amendments so adopted by the Board may be amended or repealed by the vote of the shareholders of the Corporation at any annual meeting or at any special meeting the notice of which shall have stated that amendment of the By-Laws is to be one of the purposes of the meeting.